Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$2,026,760
Unrealized Gain (Loss) on Market Value of Futures	2,595,188
Dividend Income	2,247
Interest Income	128
Total Income (Loss)	$4,624,323

Expenses
Investment Advisory Fee	$29,128
Brokerage Commissions	4,236
NYMEX License Fee	1,177
SEC & FINRA Registration Expense	750
Prepaid Insurance Expense	586
Non-interested Directors' Fees and Expenses	329
Other Expenses	27,992
Total Expenses	64,198
Expense Waiver	(20,711)
Net Expenses	$43,487
Net Gain (Loss)	$4,580,836

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/10	$55,874,419
Net Gain (Loss)	4,580,836

Net Asset Value End of Period	$60,455,255
Net Asset Value Per Unit (1,600,000 Units)	$37.78

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502